UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 14, 2012
MOKITA VENTURES, INC.
(Exact name of registrant as specified in its charter)
Nevada	333-167275	46-0525378
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7695 SW 104th St., Suite 210, Miami, FL		33156
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(305) 663-7140
n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Item 5.07	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers Submission of Matters to a Vote of Security Holders

On December 14, 2012, Mokita Inc., (“we”, “our”, “us”) received signed resolutions from holders of approximately 67% of our voting securities authorizing the removal of Mr. Douglas Forest as one of our directors.  Mr. Forest has been unreachable to our management and shareholders.

Subsequent to Mr. Forest’s removal as our director, our board of directors, consisting solely of Irma Colon-Alonso also removed Mr. Forest as our President, CEO, CFO and Treasurer.  Ms. Colon-Alonso was appointed to fill this vacancy.  Ms. Colon-Alonso is now our sole director and officer.

Irma Colón-Alonso

Irma Colón-Alonso has been our secretary and a member of our company’s Board of Directors since March 3, 2011.

During the past seven years, Ms. Colón-Alonso has gained significant administrative, financial and legal experience as a legal assistant and office manager for the law offices of Howard Hochman, where she was responsible for managing the firm’s billing and business accounts, supervising personnel and providing legal services to the firm. Further, she developed extensive business and marketing knowledge while working as an account executive for Transworld Systems, where she helped generate new clients, market the company’s services, and participate in sales transactions.  Additionally, she has achieved over five years of broad management experience working for MetDisability as a disability claims manager and Oglethorpe University as a territory manager.  Ms. Colón-Alonso was appointed as an officer and director of our company due to her strong business education and many years of experience in marketing and finance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOKITA VENTURES, INC.
/s/ Irma N. Colon-Alonso
Iram N. Colon-Alonso
President and Director

Date:	December 20, 2012

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